Exhibit 4.1

Mastercard Incorporated

Officer’s Certificate

February 22, 2022

Pursuant to Sections 102 and 301 of the Indenture dated as of March 31, 2014 (the “Indenture”) by and between Mastercard Incorporated (the “Issuer”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the undersigned officer does hereby certify, in connection with the issuance of €750,000,000 aggregate principal amount of the Company’s 1.000% Notes due 2029 (the “Notes”), that the terms of the Notes are as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture.

Issuer	Mastercard Incorporated

Security	1.000% Notes due 2029

Size	€750,000,000

Maturity Date	February 22, 2029

Coupon	1.000%

Interest Payment Dates	Annually on February 22 of each year, commencing February 22, 2023

Price to Public	99.725%

Trustee, Registrar, Transfer Agent, Authenticating Agent, and Paying Agent	Deutsche Bank Trust Company Americas

Aggregate Principal Amount at Maturity	€750,000,000

Principal Payment Date	February 22, 2029

Date from which Interest will Accrue	February 22, 2022

Record Date	February 8

Optional Redemption

Prior to November 22, 2028 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed assuming the Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at a rate equal to the applicable Bund Rate (as defined below) plus 15 basis points.

On or after the Par Call Date, the Notes may be redeemed, in whole or in part, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Redemption for Tax Reasons

The Issuer may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date, at any time, if:

i.   the Issuer has or will become obligated to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes; or

ii.  we have or will become obligated to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the existing official written position or the introduction of a written official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative guidance) in any political subdivision of or in the United States, which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes (it being understood that such obligation will be deemed to result if the written opinion of independent tax counsel to such effect is delivered to the trustee and the paying agent).

Notice of any redemption will be mailed, or delivered electronically if the Notes are held by any depositary (in accordance with such depositary’s customary procedures), at least 30 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed; provided, however, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Ranking	The Notes will be the Issuer’s senior unsecured obligations and will rank equally with the Issuer’s other senior unsecured and unsubordinated debt from time to time outstanding.

Conversion	None

Sinking Fund	None

Denominations	€100,000 and any integral multiples of €1,000 in excess thereof.

ISIN/Common Code/CUSIP	XS2448014808 / 244801480 / 57636QAV6

Miscellaneous	The terms of the Notes shall include such other terms as are set forth in the form of Notes attached hereto as Exhibit A and in the Indenture. In addition, the global notes for the Notes shall include the following language: “To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.”

Subject to the covenants described in the Indenture, as amended or supplemented from time to time, the Issuer shall be entitled, subject to authorization by the Board of Directors of the Issuer and an Officer’s Certificate or supplemental indenture, to issue additional notes from time to time under the Notes issued hereby. Any such additional notes shall have identical terms as the Notes issued on the issue date, other than with respect to the date of issuance, the issue price, the date interest begins to accrue and, in certain circumstances, the first interest payment date (together the “Additional Notes”); provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN number and/or Common Code, as applicable. Any Additional Notes will be issued in accordance with Section 301 of the Indenture.

The undersigned officer has read and understands the provisions of the Indenture and the definitions relating thereto. The statements made in this Officer’s Certificate are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Issuer. In such officer’s opinion, such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not the covenants and conditions of such Indenture relating to the issuance, authentication and delivery of the Notes have been complied with. In such officer’s opinion, such covenants and conditions have been complied with.

[Signature page follows]

IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company as of the date first written above.

MASTERCARD INCORPORATED

By:	/s/ Alfred Kibe
Name: Alfred Kibe
Title: Corporate Treasurer

[Signature Page to Officer’s Certificate (Indenture)]

EXHIBIT A

FORM OF NOTE DUE 2029

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO BT GLOBENET NOMINEES LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BT GLOBENET NOMINEES LIMITED, HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

MASTERCARD INCORPORATED

1.000% Note due 2029

No. [_]

ISIN No.: XS2448014808

Common Code: 244801480

CUSIP: 57636QAV6

€[_]

MASTERCARD INCORPORATED, a Delaware corporation (the “Issuer”), for value received promises to pay to BT GLOBENET NOMINEES LIMITED or registered assigns the principal sum of                on February 22, 2029.

Interest Payment Date: Annually on February 22 (the “Interest Payment Date”), beginning on February 22, 2023.

Interest Record Date: Each February 8 preceding the relevant Interest Payment Date (the “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MASTERCARD INCORPORATED

By:
Name: Alfred Kibe
Title: Corporate Treasurer

[Company Signature Page to the Notes]

This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee
Date:	February 22, 2022	By:
Authorized Signatory

[Signature Page to Global Note]

(REVERSE OF NOTE)

MASTERCARD INCORPORATED

1.000% Notes due 2029

1. Interest

Mastercard Incorporated (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from February 22, 2022. Interest on this Note will be paid to but excluding the relevant Interest Payment Date. The Issuer will pay interest annually in arrears on each Interest Payment Date, commencing February 22, 2023. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or February 22, 2022 if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms.

This Note is one of the 1.000% Notes due 2029 (the “Notes”) issued under an Indenture dated as of March 31, 2014 (the “Base Indenture”) by and between the Issuer and the Trustee, as supplemented by an Officer’s Certificate dated February 22, 2022, issued pursuant to Section 301 of the Indenture (together with the Base Indenture, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

“Business Day” means any day (i) that is not Saturday or Sunday or any other day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London; and (ii) that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, operates.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date on which the Indenture was qualified under the Trust Indenture Act. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.

To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Payment on the Notes.

All payments of principal of, the redemption price (if any), and interest and Additional Amounts (if any) (as defined in Section 8 hereof) on the Notes, will be payable in euro. However, if on or after the date of the issuance of the Notes, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond its control, or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In that event, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor any paying agent shall have any responsibility whatsoever for any calculation or conversion in connection with the foregoing.

5. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part except the unredeemed portion of any Note being redeemed in part.

6. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of each series of Outstanding Securities (including the Notes) under the Indenture that is affected by such amendment, supplement or waiver (voting as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any other change that does not adversely affect the rights of any Holder of a Note.

7. Optional Redemption.

Prior to November 22, 2028 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed assuming the Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at a rate equal to the applicable Bund Rate (as defined below) plus 15 basis points.

The Issuer will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

On or after the Par Call Date, the Notes may be redeemed, in whole or in part, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

“Bund Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.

“Reference Bond” means, in relation to any Bund Rate calculation, a German government bond whose maturity is closest to the Par Call Date of the Notes, or if the Independent Investment Banker considers that such similar bond is not in issue, such other German government bond as the Independent Investment Banker, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Independent Investment Banker, determine to be appropriate for determining the Bund Rate.

“Reference Bond Dealer” means (A) Deutsche Bank AG, London Branch (not in its capacity as common depositary) and Barclays Bank PLC, HSBC Bank plc and NatWest Markets Plc (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by the Issuer.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

The provisions of Article XI of the Indenture shall apply to any redemption of the Notes.

Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each Holder of record of the Notes to be redeemed at its registered address, except that notice may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance, covenant defeasance or satisfaction and discharge. No Notes of €100,000 or less can be redeemed in part. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes that have been called for redemption at the redemption date. If less than all of the Notes are to be redeemed, and the Notes are global notes, the Notes to be redeemed shall be selected by Clearsteam or Euroclear in accordance with their standard procedures. If the Notes to be redeemed are not global notes then held by Clearsteam or Euroclear, selection of the Notes for redemption will be made by the Trustee in accordance with its standard procedures, including by lot or pro rata.

8. Payment of Additional Amounts.

All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event any such withholding or deduction for Taxes on payments by the Issuer in respect of the Notes is required, the Issuer will, subject to the limitations described below, pay such additional amounts (“Additional Amounts”) on the Notes as will result in receipt by each beneficial owner of a Note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction), as would have been received by such beneficial owner had no such withholding or deduction been required. The Issuer will not be required, however, to make any payment of Additional Amounts for or on account of:

(a)

any Tax that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between a holder of a Note (or the beneficial owner for whose benefit such holder holds such Note), or between a fiduciary, settlor, beneficiary of, member or shareholder or other equity owner of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership, corporation or other entity) and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States, (2) the failure of a beneficial owner or holder of the Notes to comply with any certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or holder of the Notes that such beneficial owner or holder is legally able to comply with (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty) or (3) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period;

(b)	any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar Tax;

(c)

any Tax imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company with respect to the United States, a controlled foreign corporation with respect to the United States, a foreign tax-exempt organization with respect to the United States or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)	any Tax which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such Notes;

(e)

any Tax required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Note if that payment can be made without withholding by any other paying agent;

(f)

any Tax imposed on interest received by (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Issuer, (2) a controlled foreign corporation that is related to the Issuer within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such Tax would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this paragraph (f);

(g)

any Tax required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(h)	any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will the Issuer pay any Additional Amounts to any beneficial owner or holder of Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those Additional Amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Notes.

As used in the preceding paragraph, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable under this provision.

9. Redemption for Tax Reasons.

The Issuer may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date, at any time, if:

i.

the Issuer has or will become obligated to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes; or

ii.

we have or will become obligated to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the existing official written position or the introduction of a written official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative guidance) in any political subdivision of or in the United States, which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes (it being understood that such obligation will be deemed to result if the written opinion of independent tax counsel described in clause (b) below to such effect is delivered to the trustee and the paying agent).

Notice of any redemption will be mailed, or delivered electronically if the Notes are held by any depositary (in accordance with such depositary’s customary procedures), at least 30 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed; provided, however, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to the mailing or delivery of any notice of redemption, the Issuer will deliver to the Trustee and the paying agent:

(a)

a certificate signed by one of the Issuer’s officers stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred, and

(b)

a written opinion of independent tax counsel of nationally recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

10. Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of at least 25% in principal amount of the outstanding Notes, shall by written notice, require the Issuer to repay immediately the entire principal amount of the Outstanding Notes, together with all accrued and unpaid interest and premium, if any. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then the entire principal amount of the Outstanding Notes together with all accrued and unpaid interest and premium, if any, will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is not opposed to their interest.

11. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

12. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

13. CUSIP, Common Code and ISIN Numbers.

The Issuer has caused CUSIP, Common Code and ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

14. Governing Law.

The Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without regard to its conflict of laws provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for such person.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature:

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee